Exhibit 99.1
           NEWS RELEASE

                                                                                                                                                     Contacts:J. Chris Boswell, SVP & CFO
                                                              Particle Drilling Technologies, Inc.
                                                                                       713-223-3031
FOR IMMEDIATE RELEASE
                                                                                   Jack Lascar/Sheila Stuewe
                                                        DRG&E / 713-529-6600

PARTICLE DRILLING TECHNOLOGIES
 ANNOUNCES YEAR END RESULTS
Highlights

•	Company secures a new agreement with a major oil & gas company;
•	Improvements to the Particle Injection System now complete;
•	Financial Advisor retained to seek all strategic alternatives, including additional funding;
•	Sale of frac pump completed providing additional liquidity

Houston – December 15, 2008 – As previously disclosed, Particle Drilling Technologies, Inc. (NASDAQ: PDRT) (“Company”) has entered into an agreement whereby it will initially receive $350,000 to fund the design, manufacturing and testing of a new 6 ½”-size PID bit.  This agreement is with a major, multi-national and fully integrated energy company and is for an application in one of its drilling areas in the United States where it will be used for drilling intervals above 10,000 feet, which are shallower than the depths drilled during Company’s previous field trials. The new smaller size bit is to be designed to address a particular drilling application which could lead to additional cooperation between the two companies.  The design of these PID bits is underway and they should be ready for internal testing in the next two or three months with a field trial to follow. More details on this contract are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2008.

In addition, since the last field trial results were announced in mid-September, the Company has made various modifications to its surface equipment that are intended to improve the system’s performance under a broader range of fluid properties encountered in the field.

As previously announced, the Special Committee of the Board of Directors has retained Parks Paton Hoepfl & Brown, LLP to serve as the Special Committee’s financial advisor in connection with its evaluation and review of any potential strategic alternatives, including a strategic industry joint venture, technology licensing arrangement, sale of the company and any other available alternatives. We have yet to determine which particular strategic alternative to pursue, if any, and do not intend to disclose developments with respect to this evaluation unless and until the Board of Directors has approved a course of action or otherwise deemed disclosure appropriate.

Lastly, the Company completed the sale of its frac-pump which is no longer a core-asset needed as a component to the PID injector system. The Company has now rented a more cost-effective mud pump for testing purposes.

Jim B. Terry, the Company’s President and CEO stated, “We have been focused on readying our surface equipment to return to the field and simultaneously seeking industry support for our development efforts.  We believe the contract we secured represents yet another meaningful industry endorsement of our efforts and also demonstrates the potential value that end users see in our technology.  With the assistance of the Special Committee’s financial advisor, we continue to evaluate and pursue any potential strategic alternatives that are in the best interests of our stockholders.”

The Company also announced its financial results for the fourth quarter and for the year ended September 30, 2008. The financial results reflect the Company’s status as a development stage company during fiscal 2008, generating no revenue.  The following is a summary of the year end results:
	Three Months Ended September 30,		Year Ended September 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—
Gross profit	—	—	—	—
Loss from operations	(2,229,343)	(2,176,033)	(10,368,212)	(11,131,982)
Net loss	(2,212,740)	(2,115,842)	(10,286,939)	(10,754,269)
Net loss per share - basic and diluted	$(0.06)	$(0.07)	$(0.32)	$(0.36)

The Company will hold a conference call at 11:00 a.m. Eastern Time on Monday, December 15, 2008, to discuss its year end results and to provide an operational update. To participate in the call, dial 303-205-0033 and ask for the Particle Drilling call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at www.particledrilling.com, on the “Investor Relations” section of the Company’s website. To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the “Investor Relations” section of the Company’s website. A telephonic replay of the conference call will be available through December 22, 2008 and may be accessed by calling 303-590-3000 and using the pass code 23339$.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development stage oilfield service and technology company owning certain patents and pending patents related to the Particle Impact Drilling technology.  The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI's actual results in future periods to be materially different from any future performance that may be suggested in this press release. Such risks and uncertainties may include, but are not limited to, PDTI's need to raise equity capital and its ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the energy services sector, working capital constraints, the ability of PDTI to successfully complete any strategic alternative and other risks described in PDTI’s filings with the SEC. Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI's control such as announcements by competitors and service providers.

- tables to follow –

PARTICLE DRILLING TECHNOLOGIES, INC.
(a development stage enterprise)
CONSOLIDATED STATEMENTS OF OPERATIONS
	Fiscal Years Ended September 30,

	2008	2007
	(Unaudited)

Revenues	$-	$-

Operating expenses:
Research and development	6,074,173	5,894,101
General and administrative	5,050,508	4,942,621
Impairment of asset	-	295,260
Gain on sale of assets	(756,469)	-

Total operating expenses	10,368,212	11,131,982

Loss from operations	(10,368,212)	(11,131,982)

Other income (expenses)
Interest income	87,888	384,484
Interest expense	(6,615)	(6,771)

Total other income (expenses)	81,273	377,713

Net loss	$(10,286,939)	$(10,754,269)

Net loss per common share,
basic and diluted	$(0.32)	$(0.36)

Weighted average number of
common shares outstanding,
basic and diluted	32,490,392	30,185,030

PARTICLE DRILLING TECHNOLOGIES, INC.
(a development stage enterprise)
CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2008	2007
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$2,296,143	$4,461,929
Assets held for sale	-	900,000
Prepaid expenses	260,686	233,174

Total current assets	2,556,829	5,595,103

Property, plant & equipment, net	1,213,918	867,168

Intangibles, net	1,552,266	1,312,246

Other assets	41,144	52,562

Total assets	$5,364,157	$7,827,079

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$850,944	$1,028,999
Short-term notes payable	84,277	88,258
Current portion of long-term debt	8,651	13,511
Accrued liabilities	353,881	134,988

Total current liabilities	1,297,753	1,265,756

Long-term debt	15,381	24,537
Deferred Rent	135,531	45,539

Stockholders' equity:
Common stock, $.001 par value, 100,000,000 shares authorized,
38,767,018 shares issued and 35,763,932 shares outstanding
at September 30, 2008, and 34,632,987 shares issued and 31,629,901
shares outstanding at September 30, 2007	38,768	34,634
Additional paid-in capital	46,217,538	38,510,488
Treasury stock at cost, 3,003,086 shares at September 30, 2008
and September 30, 2007	(1,511,817)	(1,511,817)
Deficit accumulated during the development stage	(40,828,997)	(30,542,058)

Total stockholders' equity	3,915,492	6,491,247

Total liabilities and stockholders' equity	$5,364,157	$7,827,079

PARTICLE DRILLING TECHNOLOGIES, INC.
(a development stage enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended September 30,

	2008	2007
	(Unaudited)

Cash flows from operating activities:
Net loss	$(10,286,939)	$(10,754,269)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of asset	-	295,260
Gain on sale of assets	(756,469)	-
Depreciation and amortization	548,482	811,754
Stock-based employee compensation	2,610,921	2,520,432
Changes in operating assets and liabilities:
Decrease in note receivable	-	385,839
(Increase) Decrease in prepaid expenses	(27,512)	1,314
(Decrease) Increase in accounts payable	(178,055)	198,447
Increase (Decrease) in accrued liabilities	218,893	(336,475)
Increase (Decrease) in other assets	11,418	(37,912)
Increase in other liabilities	89,992	45,539

Net cash used in operating activities	(7,769,269)	(6,870,071)

Cash flows from investing activities:
Payments to purchase property and equipment	(39,898)	(1,496,985)
Proceeds from sale of assets	851,617	-
Payments to purchase intangibles	(290,504)	(132,644)

Net cash used in investing activities	521,215	(1,629,629)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,100,265	10,757,455
Repayments of notes payable	(17,997)	(87,412)

Net cash provided by financing activities	5,082,268	10,670,043

Net increase in cash and cash equivalents	(2,165,786)	2,170,343

Cash and cash equivalents - beginning of period	4,461,929	2,291,586

Cash and cash equivalents - end of period	$2,296,143	$4,461,929